Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

The Ohio National Life Insurance Company:

We consent to the use of our report dated April 4, 2018, with respect to the financial statements of the subaccounts that comprise the Ohio National Variable Account A, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-52006).

/s/ KPMG LLP

Columbus, Ohio

April 25, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
The Ohio National Life Insurance Company:

We consent to the use of our report dated March 26, 2018, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-52006).

/s/ KPMG LLP

Columbus, Ohio

April 25, 2018